UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 16, 2010
TERREMARK WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12475	84-0873124

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Biscayne Tower
2 South Biscayne Boulevard, Suite 2800
Miami, Florida 33131
     (Address of principal executive office)
Registrant’s telephone number, including area code: (305) 961-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On November 16, 2010 (the “Closing Date”), Terremark Worldwide, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), completed its previously announced offering of $75,000,000 aggregate principal amount of 9.500% Senior Secured Second Lien Notes due 2013 (the “Second Lien Notes”), which are guaranteed (the “Guarantees” and, together with the Second Lien Notes, the “Securities”) by all of the Company’s domestic subsidiaries (the “Guarantors”). Additionally, the Second Lien Notes are secured by a second-priority security interest in substantially all of the assets of the Company and the Guarantors, including the pledge of 100% of all outstanding capital stock of each of the Company’s domestic subsidiaries, except Technology Center of the Americas, LLC and Terremark Federal Group, Inc., and 65% of all outstanding capital stock of substantially all the Company’s foreign subsidiaries (such security interests and pledges, together, the “Security Interests”). The Securities were offered and sold in a private placement to qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in reliance on Regulation S under the Securities Act.
     The Securities were issued pursuant to an indenture, dated November 16, 2010 (the “Indenture”), among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Indenture is described under Item 2.03 below, and such description, together with all information incorporated by reference in Item 2.03, is hereby incorporated by reference in this Item 1.01 of this Current Report on Form 8-K.
     The Securities have not been registered under the Securities Act or any state securities laws and may not be sold except in a transaction registered under, or exempt from, the registration provisions of the Securities Act and applicable state securities laws. On the Closing Date, the Company and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company and the Guarantors have agreed for the benefit of the holders of the Securities to use their best efforts to file with the Securities and Exchange Commission (the “Commission”) and cause to become effective a registration statement (the “Exchange Offer Registration Statement”) with respect to a registered offer to exchange the Securities for an issue of the Company’s senior secured second lien notes due 2013 (the “Exchange Notes”) guaranteed by the Guarantors (the “Exchange Note Guarantees” and, together with the Exchange Notes, the “Exchange Securities”) with terms identical to the Second Lien Notes, except that the Exchange Notes will not bear legends restricting transfer and will not contain terms providing for the payment of additional interest as described below and in the Registration Rights Agreement. In addition, we have agreed to file, in certain circumstances, a shelf registration statement covering resales of the Securities.
     If the exchange offer for the Second Lien Notes is not completed on or prior to the 360th day following the Closing Date, the interest rate on the Second Lien Notes will increase by 0.25% per annum for the first 90-day period thereafter, and the amount of such additional interest will increase by an additional 0.25% per annum for each subsequent 90-day period, up to a maximum of 1.00% per annum over the original interest rate on the Second Lien Notes (“Additional Interest”). Additional Interest will also become payable if any of the following occurs: (i) our failure to file with the Commission the Exchange Offer Registration Statement on or prior to the 180th day following the Closing Date; (ii) our failure to file with the Commission a shelf registration statement on or prior to the 90th day following the occurrence of an event requiring that we file a shelf registration statement; (iii) if on or prior to the 360th day following the Closing Date, neither the Exchange Offer Registration Statement nor a shelf registration statement has been declared effective by the Commission; (iv) if on or prior to the 360th day following the Closing Date a shelf registration statement, if required in lieu of Exchange Offer Registration Statement, has not been declared effective by the Commission; or (v) if either the Exchange Offer Registration Statement or a shelf registration statement that has been declared effective ceases to be effective. Additional Interest shall cease to accrue and become payable: (i) following our cure of any of the foregoing conditions, as applicable; (ii) on any Exchange Securities; (iii) on Securities that cease to be outstanding; or (iv) after the Securities (x) become freely transferable without restriction pursuant to Rule 144 under the Securities Act by persons that are not our affiliates (provided that the one-year holding period specified by Rule 144(d)(1)(ii) has been satisfied), (y) do not bear any restrictive legends and (z) do not bear a restrictive CUSIP number.

     On the Closing Date, in connection with the grant of the Security Interests to U.S. Bank National Association, as collateral trustee (the “Collateral Trustee”), for the benefit of the holders of the Second Lien Notes, the Company and the Guarantors entered into each of (i) that certain Second Lien Security Agreement (the “Security Agreement”) with the Collateral Trustee; (ii) that certain Second Lien Intellectual Property Security Agreement with the Collateral Trustee (the “IP Security Agreement”); (iii) that certain Collateral Trust Joinder to the Collateral Trust Agreement, dated June 24, 2009 (the “Collateral Trust Agreement”), with the Trustee, the Collateral Trustee and the other Secured Debt Representatives from time to time party thereto (the “Collateral Trust Joinder”); and (iv) that certain Additional Secured Debt Designation (the “Designation”) designating the Second Lien Notes as additional secured junior lien debt under the Collateral Trust Agreement.
     The foregoing description of the Registration Rights Agreement, Security Agreement, IP Security Agreement, Collateral Trust Agreement, Collateral Trust Joinder and Designation is only a summary and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, Security Agreement, IP Security Agreement, Collateral Trust Agreement, Collateral Trust Joinder and Designation, which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6, respectively, to this Current Report on Form 8-K and each of which is incorporated by reference in this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The Second Lien Notes issued as described in Item 1.01 of this Current Report on Form 8-K are our general secured obligations, secured by second-priority liens on the collateral securing the Second Lien Notes and are effectively junior to the Company’s outstanding $470 million aggregate principal amount of 12.0% Senior Secured Notes, due 2017, (the “First Lien Notes”) to the extent of the value of the collateral. To the extent that any liens on the collateral securing the Second Lien Notes were not perfected as of the Closing Date, the Company must use its reasonable best efforts to promptly perfect such security interests; provided that the Company must in any event perfect such interests no later than 120 days following the Closing Date. The Second Lien Notes bear interest at 9.500% per annum, payable in arrears on May 15 and November 15 of each year, commencing May 15, 2011.
     At any time, we may redeem all or a part of the Second Lien Notes on any one or more occasions, at the redemption prices (expressed as percentages of principal amount of the Second Lien Notes to be redeemed) set forth below plus accrued and unpaid interest on the Second Lien Notes redeemed to the applicable redemption date, if redeemed during the periods indicated below:

Year	Percentage
Issue Date through and including May 15, 2011	104.000%
May 16, 2011 through and including May 15, 2012	102.000%
May 16, 2012 and thereafter	100.000%

     The terms of the Indenture generally limit our ability and the ability of our subsidiaries to, among other things: (i) make restricted payments; (ii) incur additional debt and issue preferred or disqualified stock; (iii) create liens; (iv) create or permit to exist restrictions on our ability or the ability of our restricted subsidiaries to make certain payments or distributions; (v) engage in sale-leaseback transactions; (vi) engage in mergers or consolidations or transfer all or substantially all of our assets; (vii) make certain dispositions and transfers of assets; and (viii) enter into transactions with affiliates.
     Pursuant to the Indenture, we and our subsidiaries may incur additional indebtedness up subject to certain prescribed limits; provided, that such limits would not apply to the extent that our fixed charge coverage ratio would have been at least 2.0 to 1 on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if such indebtedness had been incurred at and as of the beginning of our most recently completed four fiscal quarters for which internal financial statements are available.
     Following the first day that the Second Lien Notes are assigned an investment grade rating by both Moody’s and S&P, and provided that no default has occurred and is continuing, certain of the restrictions described the above will be suspended, including, but not limited to, restrictions on the incurrence of debt, restricted payments, transactions with affiliates and certain restrictions on mergers, consolidations and sales of assets.
     In the event of a change in control, we will be required to offer to purchase for cash all Second Lien Notes then outstanding at a price equal to 101% of their principal amount, plus accrued interest on the Second Lien Notes repurchased, to the date of repurchase (subject to the right of the holders of record on the relevant record date to receive interest due on the relevant interest payment date). Additionally, if we or a Guarantor sell assets, all or a portion of the net proceeds of which are not reinvested in accordance with the terms of the Indenture or are not used to repay certain debt, we will be required to offer to purchase an aggregate principal amount of the outstanding Second Lien Notes, in an amount equal to such remaining net proceeds, at a purchase price equal to 100% of the principal amount thereof, plus accrued interest and Additional Interest (if any), to the payment date.
     The Indenture provides for customary events of default, which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest; breach of covenants or other agreements in the Indenture; defaults under or failure to pay certain other indebtedness; the failure by us or our restricted subsidiaries to pay certain final non-appealable judgments; the failure of certain security interests in the collateral securing the Second Lien Notes to be in full force and effect; the failure in certain instances of any Guarantee to be in full force and effect; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is continuing under the Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the Second Lien Notes then outstanding may declare the principal of, premium, if any, and accrued interest on all the Second Lien Notes immediately due and payable.
     The foregoing description of the Indenture and the Second Lien Notes is only a summary and is qualified in its entirety by reference to the full text of the Indenture and the form of Second Lien Note, which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and each of which is incorporated by reference in this Item 2.03.

ITEM 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated November 16, 2010, by and among the Company, the Guarantors and the Trustee.

4.2	Form of Second Lien Note.

10.1	Registration Rights Agreement, dated November 16, 2010, by and among the Company, the Guarantors and Credit Suisse Securities (USA) LLC, as initial purchaser.

10.2	Second Lien Security Agreement, dated November 16, 2010, by and among the Company, the Guarantors and the Collateral Trustee.

10.3	Second Lien Intellectual Property Security Agreement, dated November 16, 2010, by and among the Company, the Guarantors and the Collateral Trustee.

10.4
Collateral Trust Agreement, dated June 24, 2009, by and among the Company, the Guarantors, the Collateral Trustee, the Trustee and the other Secured Debt Representatives from time to time party thereto (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2009, and incorporated by reference herein).

10.5	Collateral Trust Joinder, dated November 16, 2010, by and between the Collateral Trustee and the Trustee.

10.6	Additional Secured Debt Designation, dated November 16, 2010, by and between the Company and the Collateral Trustee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERREMARK WORLDWIDE, INC.
Date: November 22, 2010	By:	/s/ Jose A. Segrera
Jose A. Segrera
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated November 16, 2010, by and among the Company, the Guarantors and the Trustee.

4.2	Form of Second Lien Note.

10.1	Registration Rights Agreement, dated November 16, 2010, by and among the Company, the Guarantors and Credit Suisse Securities (USA) LLC, as initial purchaser.

10.2	Second Lien Security Agreement, dated November 16, 2010, by and among the Company, the Guarantors and the Collateral Trustee.

10.3	Second Lien Intellectual Property Security Agreement, dated November 16, 2010, by and among the Company, the Guarantors and the Collateral Trustee.

10.4
Collateral Trust Agreement, dated June 24, 2009, by and among the Company, the Guarantors, the Collateral Trustee, the Trustee and the other Secured Debt Representatives from time to time party thereto (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2009, and incorporated by reference herein).

10.5	Collateral Trust Joinder, dated November 16, 2010, by and between the Collateral Trustee and the Trustee.

10.6	Additional Secured Debt Designation, dated November 16, 2010, by and between the Company and the Collateral Trustee.